                                                                      Exhibit 11

                    THE LIBERTY CORPORATION AND SUBSIDIARIES
                  CONSOLIDATED EARNINGS PER SHARE COMPUTATION
                  FOR THE THREE YEARS ENDED DECEMBER 31, 1994
                       (In $000's, except per share data)

                                                                            1994           1993           1992
                                                                         -----------------------------------------
PRIMARY SHARES

  Weighted average common shares outstanding                                 19,721         19,327         16,165
  Weighted average common stock options outstanding                              87            169            143
                                                                             ------------------------------------
    Total primary shares                                                     19,808         19,496         16,308
                                                                             ====================================
FULLY DILUTED SHARES

  Weighted average common shares outstanding                                 19,721         19,327         16,165
  Weighted average common stock options outstanding                              89            174            156
  Assumed conversion of redeemable preferred stock                            1,010            ---            ---
                                                                             ------------------------------------
    Total fully diluted shares                                               20,820         19,501         16,321
                                                                             ====================================
NET INCOME

  Earnings                                                               $   26,178     $   39,147     $   40,885
                                                                             ====================================
PREFERRED STOCK DIVIDENDS

  Dividends                                                              $    2,117     $      ---     $      ---
                                                                             ====================================

Primary earnings per share  (Net income minus preferred dividends
   divided by total primary shares)                                      $     1.22     $     2.01     $     2.51
                                                                             ====================================
Fully diluted earnings per share (Net income divided by total fully
   diluted shares)                                                       $     1.26     $     2.01     $     2.51
                                                                             ====================================

STOCK DATA

The Liberty Corporation's Common Stock is listed on the New York Stock Exchange. Its symbol is LC. As of December 31, 1994 1,486 shareholders of record in 43 states, the District of Columbia, Canada, Australia and New Zealand held the 19,841,470 Common Stock shares outstanding. Quarterly high and low stock prices and dividends per share as reported by the Wall Street Journal were:

                                                                          Quarterly
                                          Market Price Per Share         Dividend Per
                                           High             Low             Share
                                          -------------------------------------------
            1994
----------------------------
Fourth Quarter                            27 1/4           24 1/4            .155
Third Quarter                             28 3/4           25 3/4            .155
Second Quarter                            29 7/8           23 7/8            .155
First Quarter                               28             24 1/8            .155

            1993
----------------------------
Fourth Quarter                              31               24              .140
Third Quarter                             34 5/8             30              .140
Second Quarter                            33 5/8             29              .140
First Quarter                             31 7/8           28 3/8            .140

            1992
----------------------------
Fourth Quarter                            28 1/2           25 5/8            .140
Third Quarter                             32 1/4           26 1/2            .125
Second Quarter                            30 3/4           22 1/2            .125
First Quarter                             25 3/8           20 7/8            .125

The Company expects to continue its policy of paying regular cash dividends, although there is no assurance as to future dividends because they are dependent on future earnings, capital requirements and financial condition. Also, the payment of dividends is subject to the restrictions described in Notes 5 and 8 of the Consolidated Financial Statements.

                      CO-REGISTRAR AND CO-TRANSFER AGENTS
--------------------------------------------------------------------------------
          Wachovia Bank of North Carolina, N.A.       The Bank of New York
          P. O. Box 3001                              101 Barclay Street
          Winston-Salem, NC  27102                    New York, NY  10286

For a Copy of the 10-K or other information, contact:
The Liberty Corporation Shareholder Relations
Box 789
Greenville, SC  29602
Telephone (803) 268-8436

Stock Exchange Listing:
New York Stock Exchange
Symbol:  LC

Annual Meeting
The Liberty Corporation will hold its annual meeting on Tuesday, May 2, 1995, at 10:30 a.m. in The Liberty Corporation Headquarters, Greenville, South Carolina. All Shareholders are invited to attend.

SELECTED FINANCIAL DATA                 The Liberty Corporation and Subsidiaries
                                                               December 31, 1994

(In 000's, except per share data)                   1994         1993         1992         1991         1990         1989
---------------------------------------------------------------------------------------------------------------------------
Revenues
   Insurance                                    $  439,451   $  384,132   $  305,934   $  271,806   $  246,661   $  232,706
   Broadcasting                                     98,266       87,984       89,989       88,174       89,709      124,652
   Parent & Minor Subsidiaries                      19,600       16,089       20,301       19,254       12,936        8,717
   Adjustments & Eliminations                      (16,071)     (15,260)     (13,468)     (14,752)     (13,707)      (8,022)
---------------------------------------------------------------------------------------------------------------------------
      Total Revenues *                          $  541,246   $  472,945   $  402,756   $  364,482   $  335,599   $  358,053
---------------------------------------------------------------------------------------------------------------------------
Income (Loss) Before Income Taxes &
   Cumulative Effect of Accounting Changes
   Insurance                                    $   31,590   $   71,518   $   53,962   $   43,255   $   42,442   $   30,103
   Broadcasting                                     21,701       16,180       16,859       16,417       22,158       34,939
   Parent & Minor Subsidiaries                     (14,423)     (12,846)     (13,690)     (20,439)     (25,911)     (25,709)
   Adjustments & Eliminations                          ---        2,472        4,768        4,217          ---         1,236
---------------------------------------------------------------------------------------------------------------------------
      Consolidated Income Before  Income
        Taxes & Cumulative Effect of Accounting
        Changes                                 $   38,868   $   77,324   $   61,899   $   43,450   $   38,689   $   40,569
---------------------------------------------------------------------------------------------------------------------------
Net Income (Loss)
   Insurance                                    $   21,803   $   33,459   $   35,369   $   30,077   $   28,094   $   28,545
   Broadcasting                                     12,919       12,217       10,262        9,967       13,600       20,939
   Parent & Minor Subsidiaries                      (8,544)      (8,141)      (8,153)     (12,514)     (16,136)     (16,877)
   Adjustments & Eliminations                          ---        1,612        3,407        3,036          ---           926
---------------------------------------------------------------------------------------------------------------------------
      Net Income                                $   26,178   $   39,147   $   40,885   $   30,566   $   25,558   $   33,533
---------------------------------------------------------------------------------------------------------------------------
Earnings per share                              $     1.22   $     2.01        $2.51   $     1.93   $     1.55   $     1.97
---------------------------------------------------------------------------------------------------------------------------
Change in Net Unrealized Investment
  Gains (Losses)                                  ($58,286)  $    1,276         ($78)  $    7,316      ($4,613)     ($3,609)
---------------------------------------------------------------------------------------------------------------------------
Dividends Per Common Share                      $     0.62   $     0.56   $    0.515   $     0.47   $     0.46   $     0.40
---------------------------------------------------------------------------------------------------------------------------
Depreciation and Amortization
   Insurance                                    $    5,125   $    3,286   $    3,424   $    3,381   $    3,371   $    6,556
   Broadcasting                                      6,276        6,566        6,848       10,654       11,044       13,323
   Parent & Minor Subsidiaries                       4,618        3,670        4,628        4,631        4,814        4,615
---------------------------------------------------------------------------------------------------------------------------
Total Depreciation and Amortization             $   16,019   $   13,522   $   14,900   $   18,666   $   19,229   $   24,494
---------------------------------------------------------------------------------------------------------------------------
Capital Expenditures
   Insurance                                    $    2,270   $    5,814   $    3,618   $    2,264   $    3,534   $    4,268
   Broadcasting                                      3,900        2,168        2,513        2,961        6,476        4,268
   Parent & Minor Subsidiaries                       3,446        7,483          698        1,088          895        4,251
---------------------------------------------------------------------------------------------------------------------------
Total Capital Expenditures                      $    9,616   $   15,465   $    6,829   $    6,313   $   10,905   $   12,787
---------------------------------------------------------------------------------------------------------------------------
Assets
   Insurance                                    $2,494,944   $2,057,126   $1,937,908   $1,528,901   $1,357,406   $1,325,909
   Broadcasting                                     98,705      101,982      110,849      119,714      141,467      145,879
   Parent & Minor Subsidiaries                     666,319      581,406      565,135      504,199      484,401      489,462
   Adjustments & Eliminations                     (592,024)    (553,481)    (539,014)    (438,610)    (438,899)    (428,962)
---------------------------------------------------------------------------------------------------------------------------
      Total Assets                              $2,667,944   $2,187,033   $2,074,878   $1,714,204   $1,544,375   $1,532,288
---------------------------------------------------------------------------------------------------------------------------
Notes, Mortgages and Other Debts                $  231,647   $  149,489   $  176,632   $  226,925   $  246,531   $  228,297
---------------------------------------------------------------------------------------------------------------------------
Redeemable Preferred Stock                      $   45,816          ---          ---          ---          ---          ---
---------------------------------------------------------------------------------------------------------------------------
Consolidated Shareholders' Equity               $  395,589   $  433,845   $  389,188   $  277,108   $  243,465   $  264,116
---------------------------------------------------------------------------------------------------------------------------

* See Note 13 to the Consolidated Financial Statements related to 1994 acquisitions.